Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

SECOND QUARTER FISCAL 2016

IRVINE, Calif. — Jan. 28, 2016 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $3.3 billion and net income of $251 million, or $1.07 per share, for its second fiscal quarter ended Jan. 1, 2016. On a non-GAAP basis, net income was $374 million, or $1.60 per share. In the year-ago quarter, the company reported revenue of $3.9 billion and net income of $438 million, or $1.84 per share. Non-GAAP net income in the year-ago quarter was $539 million, or $2.26 per share.

The company generated $598 million in cash from operations during the second fiscal quarter, ending with total cash and cash equivalents of $5.4 billion. On Nov. 3, 2015 the company declared a cash dividend of $0.50 per share of its common stock, which was paid on Jan. 15, 2016.

“We continue to execute well as we manage our business within an increasingly challenging global economic environment,” said Steve Milligan, chief executive officer. “Despite a lower-than-expected hard drive total available market, we reported revenue and EPS within our guidance range, with non-GAAP gross margin of 28.5 percent.1 We also had strong free cash flow performance of $449 million. Our storage shipments for the December quarter grew to 69.1 exabytes.”

[1]	GAAP gross margin for the second quarter fiscal 2016 was 27.3%.

Western Digital Announces Financial Results for Second Quarter Fiscal 2016

The investment community conference call to discuss these results and our current outlook will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. A quarterly fact sheet including our guidance for the third quarter fiscal 2016 will also be posted on our website at investor.wdc.com. The telephone replay number is 1-888-562-7214 in the U.S. or +1-203-369-3936 for international callers.

About Western Digital

Founded in 1970, Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is an industry-leading developer and manufacturer of storage solutions that enable people to create, manage, experience and preserve digital content. It is a long-time innovator in the storage industry. Western Digital Corporation (“Western Digital”) is responding to changing market needs by providing a full portfolio of compelling, high-quality storage products with effective technology deployment, high efficiency, flexibility and speed. Its products are marketed under the HGST and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Western Digital’s product and technology positioning, the anticipated benefits and timing of the integration of HGST and WD, the investment in the company by Unisplendour Corporation and the acquisition by Western Digital of SanDisk Corporation (“SanDisk”) pursuant to a merger of Schrader Acquisition Corporation with and into SanDisk (including financing of the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding Western Digital’s (and Western Digital’s and SanDisk’s combined) expected future

Western Digital Announces Financial Results for Second Quarter Fiscal 2016

financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” and the like, or the use of future tense. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Western Digital (and the combined businesses of Western Digital and SanDisk), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Western Digital based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Western Digital’s expectations as a result of a variety of factors, including, without limitation, those discussed below. These forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Western Digital is unable to predict or control, that may cause actual results, performance or plans to differ materially from those expressed or implied by such forward-looking statements, including: volatility in global economic conditions; business conditions and growth in the storage ecosystem; pricing trends and fluctuations in average selling prices; the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; the development and introduction of products based on new technologies and expansion into new data storage markets; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should not place undue reliance on these

Western Digital Announces Financial Results for Second Quarter Fiscal 2016

forward-looking statements, which speak only as of the date hereof, and Western Digital undertakes no obligation to update these forward-looking statements to reflect new information or events.

Risks and uncertainties related to the proposed merger include, but are not limited to, the risk that SanDisk’s stockholders do not approve the merger or that Western Digital’s stockholders do not approve the issuance of stock in the merger (to the extent such approval is required), potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the merger, uncertainties as to the timing of the merger, the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval, adverse effects on Western Digital’s stock price resulting from the announcement or completion of the merger, competitive responses to the announcement or completion of the merger, costs and difficulties related to the integration of SanDisk’s businesses and operations with Western Digital’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the merger, uncertainties as to whether the completion of the merger or any transaction will have the accretive effect on Western Digital’s earnings or cash flows that it expects, unexpected costs, liabilities, charges or expenses resulting from the merger, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions. In addition to the factors set forth above, other factors that may affect Western Digital’s or SanDisk’s plans, results or stock price are set forth in Western Digital’s and SanDisk’s respective filings with the SEC, including Western Digital’s and SanDisk’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and Western Digital’s most recent registration statement on Form S-4. Many of these factors are beyond Western Digital’s and SanDisk’s control. Western Digital and SanDisk caution investors that any forward-looking statements made by Western Digital or SanDisk are not guarantees of future performance. Neither Western Digital nor SanDisk intend, or undertake any obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

Western Digital Announces Financial Results for Second Quarter Fiscal 2016

Important Additional Information and Where to find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Western Digital and SanDisk. In connection with the proposed merger, Western Digital filed a registration statement on Form S-4 with the SEC that contains a preliminary joint proxy statement of SanDisk and Western Digital that also constitutes a preliminary prospectus of Western Digital. After the registration statement is declared effective, Western Digital and SanDisk will mail the definitive joint proxy statement/prospectus to their respective stockholders. This material is not a substitute for the joint proxy statement/prospectus or registration statement or for any other document that Western Digital or SanDisk may file with the SEC and send to Western Digital’s and/or SanDisk’s stockholders in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF WESTERN DIGITAL AND SANDISK ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus as well as other filings containing information about Western Digital and SanDisk, without charge, at the SEC’s website, http://www.sec.gov. Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.wdc.com. Copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com.

Participants in Solicitation

Western Digital, SanDisk and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the proposed transaction. Information regarding the persons who may,

Western Digital Announces Financial Results for Second Quarter Fiscal 2016

under the rules of the SEC, be considered participants in the solicitation of stockholders in connection with the proposed transaction is set forth in the preliminary joint proxy statement/prospectus filed with the SEC on Dec. 11, 2015, as amended by Amendment No. 1, dated Jan. 27, 2016. You can find information about Western Digital’s executive officers and directors in Western Digital’s definitive proxy statement filed with the SEC on Sept. 23, 2015. You can find information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015. You can obtain free copies of these documents from Western Digital and SanDisk, respectively, using the contact information above. Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/prospectus filed on Western Digital’s most recent Form S-4.

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Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Jan. 1, 2016	July 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$5,363	$5,024
Short-term investments	497	262
Accounts receivable, net	1,650	1,532
Inventories	1,238	1,368
Other current assets	200	331

Total current assets	8,948	8,517
Property, plant and equipment, net	2,801	2,965
Goodwill	2,766	2,766
Other intangible assets, net	292	332
Other non-current assets	659	601

Total assets	$15,466	$15,181

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,806	$1,881
Accrued arbitration award	32	—
Accrued expenses	505	470
Accrued compensation	315	330
Accrued warranty	144	150
Revolving credit facility	255	255
Current portion of long-term debt	188	156

Total current liabilities	3,245	3,242
Long-term debt	2,062	2,156
Other liabilities	602	564

Total liabilities	5,909	5,962
Total shareholders’ equity	9,557	9,219

Total liabilities and shareholders’ equity	$15,466	$15,181

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	Jan. 1, 2016	Jan. 2, 2015	Jan. 1, 2016	Jan. 2, 2015
Revenue, net	$3,317	$3,888	$6,677	$7,831
Cost of revenue	2,411	2,778	4,816	5,572

Gross profit	906	1,110	1,861	2,259

Operating expenses:
Research and development	389	426	774	863
Selling, general and administrative	207	164	399	384
Charges related to arbitration award	32	1	32	15
Employee termination, asset impairment and other charges	27	53	83	62

Total operating expenses	655	644	1,288	1,324

Operating income	251	466	573	935
Net interest and other	(7)	(8)	(15)	(17)

Income before income taxes	244	458	558	918
Income tax expense (benefit)	(7)	20	24	57

Net income	$251	$438	$534	$861

Income per common share:
Basic	$1.08	$1.88	$2.31	$3.70

Diluted	$1.07	$1.84	$2.28	$3.60

Weighted average shares outstanding:
Basic	232	233	231	233

Diluted	234	238	234	239

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Jan. 1, 2016	Jan. 2, 2015	Jan. 1, 2016	Jan. 2, 2015
Operating Activities
Net income	$251	$438	$534	$861
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	252	290	488	579
Stock-based compensation	37	41	79	80
Deferred income taxes	22	21	15	31
Gain from insurance recovery	—	(37)	—	(37)
Loss on disposal of assets	6	8	6	12
Non-cash portion of employee termination, asset impairment and other charges	—	18	18	19
Changes in operating assets and liabilities, net	30	(536)	3	(475)

Net cash provided by operating activities	598	243	1,143	1,070

Investing Activities
Purchases of property, plant and equipment	(149)	(146)	(300)	(306)
Acquisitions, net of cash acquired	—	(6)	—	(6)
Purchases of investments	(172)	(475)	(408)	(595)
Proceeds from sales and maturities of investments	142	464	266	630
Proceeds from sale of property, plant and equipment	—	7	—	7
Other investing activities, net	(2)	28	(12)	16

Net cash used in investing activities	(181)	(128)	(454)	(254)

Financing Activities
Employee stock plans, net	12	62	4	64
Repurchases of common stock	—	(309)	(60)	(532)
Dividends paid to shareholders	(116)	(94)	(231)	(187)
Repayment of debt	(31)	(31)	(63)	(63)

Net cash used in financing activities	(135)	(372)	(350)	(718)

Net increase (decrease) in cash and cash equivalents	282	(257)	339	98
Cash and cash equivalents, beginning of period	5,081	5,159	5,024	4,804

Cash and cash equivalents, end of period	$5,363	$4,902	$5,363	$4,902

WESTERN DIGITAL CORPORATION

GAAP TO NON-GAAP RECONCILIATION

(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	Jan. 1, 2016	Jan. 2, 2015	Jan. 1, 2016	Jan. 2, 2015
GAAP gross profit	$906	$1,110	$1,861	$2,259
Charges related to cost saving initiatives	22	—	22	—
Other charges	—	39	—	39
Amortization of acquired intangible assets	16	38	33	77

Non-GAAP gross profit	$944	$1,187	$1,916	$2,375

GAAP gross margin	27.3%	28.5%	27.9%	28.8%

Non-GAAP gross margin	28.5%	30.5%	28.7%	30.3%

Revenue, net	$3,317	$3,888	$6,677	$7,831

GAAP net income	$251	$438	$534	$861
Non-GAAP adjustments:
Amortization of acquired intangible assets	24	45	49	91
Employee termination, asset impairment and other charges	27	53	83	62
Charges related to cost saving initiatives	37	—	37	—
Charges related to arbitration award	32	1	32	15
Acquisition-related charges	27	—	27	—
Insurance recoveries	—	(37)	—	(37)
Other charges	4	39	6	51
Income tax adjustments	(28)	—	(28)	—

Non-GAAP net income	$374	$539	$740	$1,043

Diluted net income per common share:
GAAP	$1.07	$1.84	$2.28	$3.60

Non-GAAP	$1.60	$2.26	$3.16	$4.36

Weighted average shares outstanding:

Diluted	234	238	234	239

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth Non-GAAP gross margin, Non-GAAP net income and Non-GAAP diluted net income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. Western Digital Corporation believes the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods.

These Non-GAAP measures exclude amortization of acquired intangible assets; employee termination, asset impairment and other charges; charges related to cost saving initiatives; charges related to arbitration award; acquisition-related charges; insurance recoveries; other charges; and income tax adjustments. We exclude these items for purposes of calculating these Non-GAAP measures to facilitate a more meaningful evaluation of our current operating performance and comparisons to our operating performance in prior periods.

As described above, we exclude the following items from our Non-GAAP measures:

Amortization of acquired intangible assets. We incur expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of our acquisitions and any related impairment charges.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign our operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, we may terminate employees and/or restructure our operations. From time-to-time, we may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency and are not a part of the ongoing operation of our business.

Charges related to cost saving initiatives. In connection with the transformation of our business, starting in the 2nd quarter of fiscal 2016, we incur charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which are not part of the ongoing operation of our business, primarily relate to costs associated with rationalizing our channel partners or vendors, transforming our information systems infrastructure, integrating our product roadmap, and accelerated depreciation on assets.

Charges related to arbitration award. In relation to an arbitration award for claims brought against the Company by Seagate Technology LLC, which was satisfied in October 2014, and the related dispute over the calculation of post-award interest, we have recorded loss contingencies. The resulting expense is inconsistent in amount and frequency.

Acquisition-related charges. In connection with our business combinations, we incur expenses which we would not have otherwise incurred as part of our business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, retention bonuses, and changes to the fair value of contingent consideration. We may also experience other one-time accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and have no direct correlation to the operation of our business.

Insurance recoveries. From time-to-time, we receive insurance recoveries related to losses or other events which occurred in a prior period. Such recoveries are inconsistent in amount and frequency.

Other charges. From time-to-time, we sell investments or other assets which are not considered strategic or necessary to our business; are a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incur other charges or gains which are not a part of the ongoing operation of our business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments reflect the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments.

CASH FROM OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION

(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Jan. 1,	Jan. 2,	Jan. 1,	Jan. 2,
	2016	2015	2016	2015

Net cash provided by operating activities	$598	$243	$1,143	$1,070
Purchases of property, plant and equipment	(149)	(146)	(300)	(306)

Free cash flow	$449	$97	$843	$764

To supplement the condensed consolidated financial statements presented in accordance with GAAP, the table above sets forth free cash flow, a Non-GAAP measure. We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. This Non-GAAP measure is not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies.

We consider free cash flow to be a liquidity measure that, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors about the amount of cash generated by the business that, after the acquisition of property, plant and equipment can be used for strategic opportunities including, among others, investing in the Company’s business, making strategic acquisitions, strengthening the balance sheet, repaying debt, paying dividends and repurchasing stock. Free cash flow should not be construed as an alternative to cash flows from operations or other cash flow measurements determined in accordance with GAAP.